Exhibit 99.1

Safe and Green Development Corporation Executes Agreement for Strategic Shift via Acquisition of Resource Group a Next-Generation Engineered Soils and Composting Company

MIAMI, FL Feb 26th, 2025 -- Safe and Green Development Corporation (NASDAQ: SGD) (“SGD” or the “Company”), a real estate development and innovation company, is announcing that it has entered into a definitive agreement to acquire 100% of the equity interests in Resource Group US Holdings LLC (“RSG” or “Resource Group”) (https://www.resourcegroupus.com/) for $480,000 in cash, the issuance of 19% shares of SGD Restricted Common Stock at Closing and a Convertible Note in an amount to be determined at Closing, convertible into shares of SGD Restricted Common Stock subject to the receipt of SGD Shareholder Approval Post-Closing in accordance with Nasdaq rules. The transaction is expected to close early in the Second Quarter of 2025 subject to customary closing conditions and the completion of RSG’s audit. The shares of SGD Restricted Common Stock to be issued at Closing and additional shares of SGD restricted common stock to be issuable under the Convertible Note will together equal 49% of SGD’s outstanding shares of Common Stock at Closing. The SG DevCo Board of Directors unanimously approved this transaction after reviewing a fairness opinion, internal and third party buy-side due diligence and a GAAP review of financials. The acquisition is expected to add significant cashflow from Resource Group’s waste-to-value composting business.

A message from CEO, David Villarreal:

“In an effort to ensure the long-term success of the Company, we have spent a significant amount of time streamlining our operations and identifying suitable targets to maximize shareholder value. We have evaluated several prospects and ultimately have negotiated what we believe is a transaction that brings substantial value to the existing SG DevCo shareholders in both the short and long term. This transaction will help transform the Company’s financial profile by strengthening the balance sheet and adding significant revenues. This strategic acquisition should drive value by focusing on and expanding the waste-to-value composting business using Resource Group’s proprietary technology. We have determined that Resource Group has a competitive advantage in a growing market that will set the foundation for strong and rapid growth in the coming years. We are excited by the prospect of this transaction and are looking forward to working with Resource Group’s team to scale the business and increase cash flow to create substantial value for the shareholders.

Resource Group

RSG is a next-generation, full-service organic recycling and compost technology company specializing in transforming targeted organic green waste materials into engineered, environmentally friendly soil and mulch products. These sustainable solutions replace costly and environmentally harmful fertilizers, supporting greener practices across industries. With an established facility for aggregating organic landscape debris, Resource Group offers year-round collection and disposal services through high-capacity grapple trucks, open-top walking floor trailers, and variable-sized containers serving green waste generators, landscaping companies, golf courses, communities, and municipalities. Resource Group works to streamline operations by internalizing transportation services, reducing over-the-road mileage, lowering disposal costs, and maximizing efficiency. Through its commitment to Closed-Loop and Zero-Landfill Solutions, Resource Group seeks to deliver both economic and environmental value to its customers.

●	Market Size: The global compost-to-substrate market is valued at approximately $10B, driven by demand from horticulture sectors.

●	Intellectual Property: Resource Group maintains an exclusive license for the use of Microtec technology for biomass applications in North America, appraised by a third party valued at $10.5 million.

●	Myakka Site: The site on which the composting operations currently sit in Myakka City, FL has been appraised at $12.75 million.

●	Contracts with Customers: The logistics subsidiary of Resource Group has contracts with customers that amount to $10.7 million in aggregate potential revenue.

●	Engineered Soil MOU’s: Signed MOUs project incremental revenues that are not part of the current revenues from various product categories, including compost, premium blended products, and woody materials.

●	Competitive Advantages:

o	Cost Efficiency: RSG’s production costs using the Microtec technology are significantly lower than traditional media feedstock costs, creating significant savings for end users while maintaining high-quality products.

o	Innovative Technology: Microtec’s proprietary kinetic/convection grinding system reduces energy requirements, optimizes nutrient retention, and creates a high-quality, expanded volume product.

o	Sustainability: Operations focus on green waste aggregation, nutrient shifting, and non-forestry-derived feedstocks, providing environmentally friendly and economically viable solutions.

●	Logistics and Scalability:

o	Established Infrastructure: RGS operates a permitted compost facility in Myakka City, FL, supported by 23 tractors and 82 walking-floor trailers for transportation.

o	Green Waste Aggregation Sites: Two green waste aggregation sites streamline operations and secure 30-40% of inbound feedstock for the Myakka facility.

●	Demand Drivers:

o	ESG Goals: Increasing corporate commitments to carbon reduction and green solutions are expected to enhance market opportunities.

o	Rising Input Costs: Potting and growing media prices have reached record highs, with fertilizer components up 30% alone in 2022, after being up nearly 80% in 2021 (World Bank).

“At Resource Group US, we are seeking to redefine what it means to transform waste into value. By integrating cutting-edge technology with sustainable practices, we aim to not only meet the growing demand for greener solutions but also create substantial economic and environmental benefits for our communities. Our mission is to deliver innovative products that align with both industry needs and global sustainability goals,” stated Anthony M. Cialone, CEO, Resource Group

Index Investment Group (“Index”)

The transaction will result in Index Investment Group becoming a significant shareholder of SGD as co-founder of Index, Bjarne Borg, will join the SGD Board of Directors upon closing. The addition of a strategic shareholder will be a milestone for the Company as it looks to broaden its shareholder base. Index Investment Group has made significant investments in real estate and renewable energy. The real estate arm spans residential, commercial, and industrial assets in the United States, Canada, and Sweden while the investments in renewable energy, particularly deep-sea offshore wind and biomass energy power plants, are expected to yield over 20 GW gross output of green energy in the when fully operational. Index Investment Group, headquartered in Jupiter, FL, has been involved in over thirty developments across North America, with a focus on Florida since 2011. Additionally, Index owns nearly 3 million square feet of commercial-industrial properties in the upstate New York market. Borg currently holds leadership positions as the Executive Chairman of the Board of Index Investment Group, chairman of the board of publicly traded Hexicon Group, and advisory board roles in several regional banks.

About The Transaction

●	Executive Management: David Villarreal and Nicolai Brune will remain as the CEO and CFO of the Public Company. The newly acquired subsidiary, RSG, will keep its current management in place.

●	Company Name: The Company will effectuate a name change and trade under a new symbol on the NASDAQ Capital Market after the closing of the transaction.

●	Board Structure: The Board will be organized such that 4 directors from SGD will stay on and RSG will appoint 3 directors for a total of 7 directors.

About Safe and Green Development Corporation (SG DevCo)

Safe and Green Development Corporation is a real estate development company. Formed in 2021, it focuses primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. Additionally, a wholly owned subsidiary of SG DevCo, Majestic World Holdings LLC, is a prop-tech company that has created a real estate AI Platform the Company integrates to strategically increase the margins on homes sold by facilitating mortgage services and down payment assistance. MyVONIA Innovations LLC, a wholly owned subsidiary, is the owner of MyVONIA which is an AI-powered personal assistant designed to help simplify daily tasks and improve productivity for individuals and businesses.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical fact are or may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions and include statements regarding acquiring the equity interests in Resource Group, closing the transaction early in the Second Quarter of 2025 subject to customary closing conditions and the completion of RSG’s audit, the acquisition adding significant cashflow from Resource Group’s waste-to-value composting business, the transaction bringing substantial value to the existing SG DevCo shareholders in both the short and long term, transforming the Company’s financial profile by strengthening the balance sheet and adding significant revenues, the acquisition driving value by focusing on and expanding the waste-to-value composting business using Resource Group’s proprietary technology, Resource Group’s competitive advantage setting the foundation for strong and rapid growth in the coming years, working with Resource Group’s team to scale the business and increase cash flow to create substantial value for the shareholders, streamlining Resource Group’s operations by internalizing transportation services, reducing over-the-road mileage, lowering disposal costs, and maximizing efficiency, delivering both economic and environmental value to Resource Group’s customers, contracts with customers of the logistics subsidiary of Resource Group amounting to $10.7 million in aggregate potential revenue, signed MOUs projecting incremental revenues that are not part of the current revenues from various product categories, including compost, premium blended products, and woody materials. increasing corporate commitments to carbon reduction and green solutions enhancing market opportunities, Resource Group redefining what it means to transform waste into value, Resource Group meeting the growing demand for greener solutions but also creating substantial economic and environmental benefits for the communities it serves by integrating cutting-edge technology with sustainable practices, delivering innovative products that align with both industry needs and global sustainability goals, broadening the Company’s shareholder base, using Majestic World Holdings LLC’s real estate AI Platform to strategically increase the margins on homes sold by facilitating mortgage services and down payment assistance and MyVONIA simplifying daily tasks and improve productivity for individuals and businesses.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to acquire the equity interests in Resource Group as planned, the Company’s ability to strengthen its the balance sheet and add significant revenues, the Company’ ability to expand the waste-to-value composting business using Resource Group’s proprietary technology and increase cash flow, the Company’s ability to meet the growing demand for greener solutions and create substantial economic and environmental benefits for the communities Resource Group serves by integrating cutting-edge technology with sustainable practices, the ability of Resource Group to convert signed MOUs projecting incremental revenues that are not part of the current revenues into definitive agreements, the Company’s ability to broaden its shareholder base, the Company’s ability to create an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment, the Company’s ability to obtain the capital necessary to fund its activities, the Company’s ability to monetize its real estate holdings, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For investor relations and media inquiries, please contact:

Barwicki Investor Relations

Andrew@Barwicki.com
516-662-9461

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